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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K




                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934




        Date of Report (Date of earliest event reported): April 15, 1999




                              ITC/\DELTACOM, INC.
                 (Exact name of registrant as specified in its
                                   charter)




         Delaware                        0-23253                58-2301135
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(State or other jurisdiction of      (Commission File        (I.R.S. Employer
incorporation or organization)           Number)             Identification No.)


         1791 O.G. Skinner Drive, West Point, GA                   31833
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         (Address of principal executive offices)                (Zip Code)




       Registrant's telephone number, including area code: (706) 385-8000





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                           Exhibit Index is on page 4.
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                               ITC DELTACOM, INC.


Item 5.  Other Events

Agreement to Acquire AvData Systems, Inc.


          On April 15, 1999, ITC/\DeltaCom, Inc. ("ITC/\DeltaCom") and AvData Systems, Inc. ("AvData") announced that they had entered into an Agreement and Plan of Merger, dated April 15, 1999 (the "Agreement"), which sets forth the terms and conditions of the proposed merger of AvData into a wholly-owned subsidiary of ITC/\DeltaCom (the "Merger"). Pursuant to the Agreement, ITC/\DeltaCom will pay to the stockholders of AvData an aggregate of $28.6 million of ITC/\DeltaCom common stock plus an additional $10 million of common stock if certain conditions are met by December 31, 1999. The number of shares will be determined immediately prior to the consummation of the Merger in accordance with the Agreement. ITC/\DeltaCom estimates that it will be required to issue up to approximately 1,544,000 shares of common stock in the Merger.

          Consummation of the Merger is subject to the satisfaction of certain conditions, including (1) approval of the Agreement and the Merger by the stockholders of AvData, (2) final approval of the Merger by the board of directors of ITC/\DeltaCom, (3) effectiveness of a registration statement registering with the SEC the shares of ITC/\DeltaCom's common stock to be issued in the Merger, (4) compliance with all applicable provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the expiration of all applicable waiting periods thereunder, (5) receipt of specified regulatory approvals and
(6) certain other customary conditions. The parties intend that, as soon as practicable after completion of the Merger, James H. Black, Jr., a director and the chief executive officer of AvData, will become a senior vice president and director of ITC/\DeltaCom.

          Four of ITC/\DeltaCom's directors are also directors of AvData. Two of the principal stockholders of AvData are ITC Holding Company, Inc. and South Atlantic Venture Fund Ltd. Partnership. Eight of the nine directors of ITC/\DeltaCom are also directors of ITC Holding Company, Inc. A director of ITC/\DeltaCom is the managing general partner of South Atlantic Venture Fund Ltd. Partnership. Seven of the nine directors of ITC/\DeltaCom beneficially own (including shares which may be attributed to them) in aggregate of approximately 26% of the outstanding shares of AvData common stock. The remaining two directors of ITC/\DeltaCom beneficially own (including shares which may be attributable to them) shares of ITC Holding Company, Inc. common stock. In the aggregate, certain principal stockholders and directors of ITC/\DeltaCom own approximately 55% of the outstanding common stock of AvData. The Board of Directors of ITC/\DeltaCom has retained an outside investment firm to opine on the fairness of the consideration to be paid by ITC/\DeltaCom.

          A copy of the Agreement is included as Exhibit 2.1 hereto. A copy of the press release with respect to the Merger is included as Exhibit 99.1 hereto. The Agreement and press release are incorporated by reference into this Item 5.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

    (c)       Exhibits.

2.1 Agreement and Plan of Merger, dated April 15, 1999, among ITC DeltaCom, Inc., Interstate FiberNet, Inc. and AvData Systems, Inc.
99.1 Press Release, dated April 15, 1999, announcing the Company's execution of a definitive agreement to acquire AvData Systems, Inc.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 ITC DELTACOM, INC.


Date:  April 28, 1999                            By: /s/ J. Thomas Mullis
                                                    ------------------------
                                                    J. Thomas Mullis
                                                    Senior Vice President
                                                    and Secretary

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                                  EXHIBIT INDEX

Exhibit
-------
Number                                Exhibit
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2.1      Agreement and Plan of Merger, dated April 15, 1999, among ITC DeltaCom,
         Inc., Interstate FiberNet, Inc. and AvData Systems, Inc.
99.1 Press Release, dated April 15, 1999, announcing the Company's execution of a definitive agreement to acquire AvData Systems, Inc.


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